Exhibit 10.9

PHARMACYCLICS, INC.
STOCK OPTION AGREEMENT

RECITALS
A.    The Board has adopted the Plan for the purpose of retaining the services of selected Employees, Consultants and members of the Board who provide services to the Company (or any Subsidiary).

B.    Participant is to render valuable services to the Company (or a Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to Participant.

C.    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:
1.Grant of Option. The Company hereby grants to Participant, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. This Option is intended to be a Nonqualified Stock Option. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.
2.    Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.
3.    Limited Transferability. This option shall be neither transferable nor assignable by Participant other than by will or by the laws of descent and distribution following Participant’s death and may be exercised, during Participant’s lifetime, only by Participant (or his duly authorized legal representative). Notwithstanding the foregoing, (i) this Option may be transferred pursuant to a domestic relations order, or (ii) a Participant may, in a manner determined by the Committee, designate a beneficiary to exercise the Participant’s rights under the Option upon the Participant’s death.
4.    Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.
5.    Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:
(i)    Should Participant be terminated from employment or Service for any reason (other than death or Disability) while this option is outstanding, then Participant shall have a period of three (3) months (commencing with the date of such cessation of Service) or such longer period as the Committee may determine during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.
(ii)    Should Participant cease Service by reason of death or Disability, then, in the case of death, the personal representative of Participant’s estate or the person or persons to whom the option is transferred pursuant to Participant’s will or in accordance with the laws of descent and distribution, or pursuant to the Participant’s designation of beneficiary form and in the case of

Disability, the Participant, shall have the right to exercise this option. Such right shall lapse and this option shall cease to be outstanding from the earlier of (a) the expiration of the sixty (60)-month period measured from the date of Participant’s death or Disability or (b) the Expiration date.
(iii)    Should Participant cease Service by reason of Disability while this option is outstanding, then Participant shall have a period of sixty (60) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.
(iv)    Should Participant’s Service be terminated for Cause, then this option shall terminate immediately and cease to remain outstanding.
(v)    During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Participant’s cessation of Service. However, in the event of the Optionee’s cessation of Service, by reason of death or Disability, this Option shall immediately vest in full. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Participant is not vested in the Option Shares at the time of Participant’s cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.
(vi)    In the event of a Change in Control, the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Participant’s cessation of Service and shall supersede any provisions to the contrary in this paragraph.
6.    Special Acceleration of Option. (a) Upon a Change in Control, a Participant’s Options shall become vested and exercisable upon Termination of the Participant’s employment for Good Reason. In order to invoke a Termination of Employment for Good Reason, a Participant must provide written notice to the Company with respect to which the Participant is employed or providing services of the existence of one or more of the conditions constituting Good Reason within ninety (90) days following the Participant’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Company shall have thirty (30) days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that Pharmacyclics or the Employer fails to remedy the condition constituting Good Reason during the applicable Cure Period, the Participant’s “separation from service” (within the meaning of Section 409A of the Code) must occur, if at all, within two (2) years following such Cure Period in order for such termination as a result of such condition to constitute a Termination of Employment for Good Reason.
(b)    This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
7.     Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any merger, reorganization, consolidation, stock split, stock dividend, recapitalization, separation, split-up, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments in accordance with Code Sections 409A and 422 shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
8.     Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9.     Manner of Exercising Option.
(a)    In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Participant (or any other person or persons exercising the option) must take the following actions:
(i)    Execute and deliver to the Company a Notice of Exercise for the Option Shares for which the option is exercised.
(ii)    Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:
(A)    cash or certified or bank check made payable to the Company;
(B)    a promissory note payable to the Company, but only to the extent authorized by the Committee in accordance with Paragraph 13;
(C)    stock settled;
(D)    shares of Common Stock held by Participant (or any other person or persons exercising the option) in partial or full payment and valued at Fair Market Value on the Exercise Date; or
(E)    through a special sale and remittance procedure pursuant to which Participant (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (a) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.
(F)    Electronically online in their E*Trade Stock Plan Account.
(G)    by any combination of the foregoing items.
Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Company in connection with the option exercise.
(iii)    Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Participant) have the right to exercise this option.
(iv)    Make appropriate arrangements with the Company (or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.
(b)    As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Participant (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)    In no event may this option be exercised for any fractional shares.
10.    Compliance with Laws and Regulations.
(a)    The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.
(b)    The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.
11.    Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors (whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company) and assigns and Participant, Participant’s assigns and the executors, administrators, legal representatives, heirs and legatees of Participant’s estate.
12.    Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
13.    Financing. The Committee may, in its absolute discretion and without any obligation to do so, permit Participant to pay the Exercise Price for the purchased Option Shares by delivering a promissory note. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Committee in its sole discretion.
14.    Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan, and is further subject to all interpretations, amendments, rules, regulations, policies and procedures which may from time to time be promulgated and adopted pursuant to the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option. In the event of any conflict between the terms of this Option and the terms of the Plan, the provisions of the Plan, the terms of which are incorporated in this Agreement shall govern.
15.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules, except to the extent superseded by federal law.
16.     Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.
17.    Substitution. The Committee has the right to substitute Stock Appreciation Rights for Options at any time prior to or upon exercise of an option, provided, however, that such Stock Appreciation Right shall be exercisable for the same number of shares of Stock as the substituted Option would have been exercised for.

18.    Reporting. The Company will provide Participants with a statement containing the information set forth in Treasury Regulations 1.61-15(c)(3).
19.    Clawback. The Options hereunder are subject to any clawback policies adopted by the Committee.
20.    Amendment. The Committee has the right to amend the Agreement, but no such modification shall adversely affect in any material way this Option, without the prior written consent of the Participant, except to the extent necessary to satisfy Code Section 409A.
21.    Entire Agreement. This Agreement, together with the Plan, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes understandings of any kind or nature.
22.    Separability. If any term of other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision if invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.
23.    Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.
24.    Counterparts. This Agreement may be executed in counterparts, including facsimile and electronic transmission counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.
25.    Further Assurances. The Participant shall cooperate and take such actions as may be reasonably requested by the Company in order to carry out the provisions and purposes of this Agreement.
26.    Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.
27.    No Impact Upon Other Benefits. The value of a Participant’s Option is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit, unless such plan, program or arrangement specifically provides to the contrary.
28.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time and for any reason in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other awards in the future. Future awards, if any, will be in the sole discretion of the Company.
29.    No Obligation to Notify. The Company shall have no duty or obligation to any holder of an Option to advise such holder as to the time or manner of exercising such Option. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending transaction or expiration of an Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Option to the holder of such Option.
30.    No Employment or Other Rights. Nothing contained in the Plan or this Agreement shall confer upon Participant any right with respect to the continuation of the Participant’s employment or other service with the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary at any time to terminate such employment or other service or to modify the terms and conditions of the Employee’s employment or other service.
31.    Venue. Participant and his successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or federal courts of Delaware with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any awards under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any awards or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of Delaware law to the Plan, Participant agrees that (a) sole and exclusive appropriate venue for any such action shall be an appropriate federal or state court in Delaware, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Delaware court, and no other, (c) such Delaware court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto and the Participant waives any and all objections and defenses to bringing any such action before such Delaware court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.
32.    ERISA. This Award is not intended to be an “employee pension benefit plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and therefore it not subject to the requirements of such statute on the regulations promulgated thereunder.
33.    Beneficiaries. The Participant may designate a beneficiary or beneficiaries under this Award at any time and in the manner as designated by the Compensation Committee. Notwithstanding the foregoing, no designation of beneficiary shall be valid unless in writing, signed by the Participant, dated, and filed with the Compensation Committee. Beneficiaries may be changed without the consent of prior beneficiaries. In the absence of any effective designation by the Participant, or if all designated beneficiaries predecease the Participant or if the designation by the Participant is lost or destroyed, the Participant’s estate shall be the beneficiary. A beneficiary may disclaim his or her benefits in accordance with Code Section 2518.

_____________________________    _____________________________
PHARMACYCLICS, INC.    [Participant]

EXHIBIT I
NOTICE OF EXERCISE

I hereby notify Pharmacyclics, Inc. (the “Company”) that I elect to purchase            shares of the Company’s Common Stock (the “Purchased Shares”) at the option exercise price of $            per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me under the Company’s 2014 Equity Incentive Award Plan on                     , 20   .
Concurrently with the delivery of this Exercise Notice to the Company, I shall hereby pay to the Company the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Company (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

____________________, _______
Date

Participant

Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

APPENDIX

The following definitions shall be in effect under the Agreement:

A.    Agreement shall mean this Stock Option Agreement.
B.    Board shall mean the Board of Directors of the Company.
C.    Cause shall mean willful and gross misconduct on the part of Participant that is materially and demonstrably detrimental to the Company or any Subsidiary as determined by the Company in its sole discretion.
D.    Change in Control shall mean a change in ownership or control of the Company effected through any of the following transactions:
(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or
(ii)    during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company’s shareowners was approved by a vote of a majority of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(iii)    the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.
E.    Code shall mean the Internal Revenue Code of 1986, as amended from time to time.
F.    Committee shall mean the Compensation Committee of the Board described in Article 3 of the Plan. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.
G.    Common Stock shall mean the Company’s common stock.
H.    Company shall mean Pharmacyclics, Inc., a Delaware corporation.
I.    Consultant shall mean any consultant or adviser if:
(i)    The consultant or adviser renders bona fide services to the Company;

(ii)    The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and
(iii)    The consultant or adviser is a natural person who has contracted directly with the Company to render such services.
J.    Disability shall mean that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.
K.    Employee shall mean any officer or other employee (as defined in accordance with Section 3401 (c) of the Code) of the Company or any Subsidiary.
L.    Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.
M.    Exercise Price shall mean the exercise price per share as specified in the Grant Notice.
N.    Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.
O.    Fair Market Value shall mean, as of any given date, the fair market value of a share of Stock on such date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the closing price for a share of Stock as reported on the Nasdaq National Market (or on any national securities exchange on which the Stock is then listed) for such date or, if no such price is reported for that date, the closing price on the next preceding date for which such price was reported.
P.    Good Reason shall mean in connection with a termination of employment by a Participant within two (2) years following a Change in Control, (a) a material adverse alteration in the Participant’s position or in the nature or status of the Participant’s responsibilities from those in effect immediately prior to the Change in Control, or (b) any material reduction in the Participant’s base salary rate or target annual bonus, in each case as in effect immediately prior to the Change in Control, or (c) the relocation of the Participant’s principal place of employment to a location that is more than fifty (50) miles from the location where the Participant was principally employed at the time of the Change in Control or materially increases the time of the Participant’s commute as compared to the Participant’s commute at the time of the Change in Control (except for required travel on the Company’s business to an extent substantially consistent with the Participant’s customary business travel obligations in the ordinary course of business prior to the Change in Control).
Q.    Grant Date shall mean the date of grant of the option as specified in the Grant Notice.
R.    Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Participant has been informed of the basic terms of the option evidenced hereby.
S.    Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.
T.    Option shall mean a right granted to a Participant pursuant to Article 6 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods.
U.    Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.
V.    Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
W.    Participant shall mean a person who, as a member of the Board, Consultant or Employee, has been granted an Option (for purposes of this Agreement only) pursuant to the Plan.
X.    Plan shall mean the Company’s 2014 Equity Incentive Award Plan.
Y.    Service shall mean the Participant’s performance of services for the Company (or any Subsidiary) in the capacity of an Employee, a Non-Employee Director or a Consultant.
Z.    Stock shall mean the common stock of the Company, par value $0.0001 per share.
AA.    Subsidiary shall mean any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company